Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of December 26, 2024 (the “Amendment Date”), is entered into by and between AirSculpt Technologies, Inc., a Delaware corporation (the “Company”) and Philip Bodie (“Executive”).

WITNESSETH:

WHEREAS, the Company and Executive previously enter into an Employment Agreement, effective as of July 1, 2022 (the “Employment Agreement”); and

WHEREAS, the Company desires to continue to employ Executive and promote Executive to Chief Account Officer of the Company following the Amendment Date in accordance with the terms and conditions of the Employment Agreement, as amended by this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows effective as of January 1, 2025:

1.	Section 2.1 of the Employment Agreement shall be replaced in its entirety with the following:

“2.1 Title. Following the Amendment Date, the Company shall continue to employ Executive to render services to the Company as a Senior Vice President in the capacity of Chief Accounting Officer of the Company.”

2.	Section 2.2 and Section 2.3 of the Employment Agreement shall be amended by replacing the term “Corporate Controller” with “Chief Accounting Officer.”

3.	The first sentence of Section 4.1 of the Employment Agreement shall be replaced with the following:

“As compensation for Executive’s performance of Executive’s duties hereunder, beginning as of the Amendment Date, the Company shall pay to Executive a salary at the annualized rate of $325,000, payable in substantially equal installments in accordance with the Company’s normal payroll practices as in effect from time to time.”

4.	The first sentence of Section 4.2 of the Employment Agreement shall be replaced with the following:

“In addition to the Salary, Executive shall be eligible for an annual target cash performance bonus of 50% of Executive’s Salary (the “Bonus”) for each fiscal year during the Term, based upon achievement of individual and/or Company performance criteria, as determined annually by the Company in its sole and absolute discretion.”

5.	A new Section 4.3 is hereby added to the Employment Agreement as of the Amendment Date:

“4.3 Long Term Incentive. Executive will be eligible to participate in the Company’s long-term incentive program. The grant date value of the 2025 long-term incentive to be awarded to Executive shall be 50% of Executive’s Salary. Equity awards granted under this Section 4.3 for a fiscal year are referred to herein as an “Annual Equity Award” or collectively as “Annual Equity Awards”. An Annual Equity Award may be granted in any form allowed under the Company’s 2021 Equity Incentive Plan with vesting terms and conditions as set forth by the Board in its sole and absolute discretion. Each Annual Equity Award shall be subject to the terms and conditions of the applicable award agreement. All equity awards are subject to the approval of the Board or its Compensation Committee.”

6.	References. All references in the Employment Agreement to “this Agreement” and any other references of similar import shall hereinafter refer to the Employment Agreement as amended by this Amendment.

7.	Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative thereto.

8.	Counterparts. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AIRSCULPT TECHNOLOGIES, INC.

By:	/s/ Dennis Dean
Name:	Dennis Dean
Title:	Interim Chief Executive Officer and Chief Financial Officer

EXECUTIVE
/s/ Philip Bodie
Philip Bodie

[Signature Page to Amendment to Philip Bodie Employment Agreement]